UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 24, 2025
__________________________________________
First Busey Corporation
(Exact name of Registrant as specified in its charter)
__________________________________________

Nevada	0-15950	37-1078406
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway Leawood, Kansas 66211
(Address of Principal Executive Offices)

(217) 365-4544
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 8.25% Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock, $0.001 par value	BUSEP	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Christopher H.M. Chan as Chief Financial Officer
On September 24, 2025, the Board of Directors (the “Board”) of First Busey Corporation (the “Company”) appointed Christopher H.M. Chan the Chief Financial Officer of the Company and its bank subsidiary, Busey Bank (the “Bank” and collectively with the Company, “Busey”), effective as of September 30, 2025. Scott A. Phillips, CPA, currently serves as the Interim Chief Financial Officer and Chief Accounting Officer of the Company and the Bank. Mr. Phillips will continue to serve as Interim Chief Financial Officer until Mr. Chan’s appointment becomes effective, at which time Mr. Phillips will cease serving as Interim Chief Financial Officer and will continue as Chief Accounting Officer. Busey sincerely thanks Mr. Phillips for his outstanding service.
Mr. Chan, age 40, previously served as Executive Vice President and Chief Strategy Officer at First National Bank, the largest subsidiary of F.N.B. Corporation (“FNB”), based in Pittsburgh, Pennsylvania. In addition to serving as the head of FNB’s Corporate Strategy and Investor Relations areas, Mr. Chan was responsible for advancing FNB’s digital and data strategy, with oversight of Digital Channels, Data Science, Artificial Intelligence and Data Management and Governance. Prior to being named the Chief Strategy Officer, Mr. Chan served as the Director of Corporate Strategy from 2019 to 2025, where he was responsible for leading strategic planning, investor relations and corporate development, along with providing data-driven analyses to guide the strategic direction of the company with emphasis on balance sheet strategy, capital allocation and new business initiatives. From 2014 to 2018, Mr. Chan was a portfolio manager at Balyasny Asset Management in Houston, Texas and for five years prior to that (2009 to 2014), he was an investment analyst at Citadel Global Equities in San Francisco. Mr. Chan graduated from Dartmouth in 2007 with a Bachelor of Arts degree, before joining Morgan Stanley in New York, New York, as an analyst with their Financial Institutions Group capital structure advisory team (2007 to 2009).
Mr. Chan does not have a direct or material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is also no arrangement or understanding between Mr. Chan and any other person pursuant to which Mr. Chan was selected for any of his newly-appointed positions, nor is Mr. Chan related to any member of the Board or any executive officers of the Company.
Employment Agreement with Christopher H.M. Chan
The Company and the Bank entered into an Employment Agreement effective September 30, 2025 (the “Employment Agreement”) with Mr. Chan pursuant to which he will serve as Chief Financial Officer of the Company and the Bank. The Employment Agreement has an initial one (1) year term beginning September 30, 2025, and automatically extends for additional one (1) year terms on each September 30 thereafter, unless either party gives thirty (30) days’ prior written notice that the term will not be extended.
The Employment Agreement provides that Mr. Chan will be eligible: (a) for an initial annual base salary of $600,000; (b) to receive a one-time signing bonus (the “Signing Bonus”) of $500,000, payable in a lump sum on the first Company payroll date following the commencement of his employment (the “Bonus Payment Date”); (c) to receive a one-time relocation assistance payment (the “Relocation Bonus”) of $400,000, payable in a lump sum on the Bonus Payment Date; (d) to receive performance-based annual incentive bonuses in accordance with the Company’s annual incentive plan; (e) to receive grants under the Company’s long-term equity incentive program, subject to certain conditions, with (i) an initial grant in 2025 following his commencement of employment of time-based restricted stock units (“RSUs”) with an aggregate fair value of $500,000 with a three (3) year vesting period, and (ii) an annual grant in 2026 with an aggregate fair value of $600,000, which are expected to consist of RSUs and performance-based restricted stock units (“PSUs”) on terms generally consistent with awards granted to other Company executives; and (f) for employee benefits on as favorable a basis as other similarly situated and performing senior executives of the Company and the Bank, including participation in the Company’s key life insurance program with an aggregate death benefit of $1,500,000. With respect to the Signing Bonus and the Relocation Bonus, if Mr. Chan’s employment is terminated by Busey for “cause” (as defined in the Employment Agreement) or by Mr. Chan other than for “good reason” (as defined in the Employment Agreement), then Mr. Chan will be required to repay (A) one hundred percent (100%) of the Signing Bonus and the Relocation Bonus, if his termination date is on or prior to the one (1) year anniversary of the Bonus Payment Date or (B) fifty percent (50%) of the Signing Bonus and the Relocation Bonus, if his termination date is after the one (1) year anniversary but on or prior to the two (2) year anniversary of the Bonus Payment Date.

Pursuant to the Employment Agreement, Mr. Chan is also entitled to severance benefits consistent with other similarly situated executives under the circumstances described below. In the event that Mr. Chan’s employment is terminated by Busey other than for cause or disability or the Employment Agreement terminates due to Busey’s non-renewal of such agreement or if Mr. Chan terminates for good reason, Mr. Chan (or a beneficiary) will receive a severance payment equal to the sum of his applicable annual base salary plus the amount of his most recent performance bonus (the “Severance Payment”). Mr. Chan will also be entitled to receive continued health insurance at the same cost as during Mr. Chan’s employment for a period of one (1) year following the effective date of termination. If Busey or a successor terminates Mr. Chan’s employment without cause, or if Mr. Chan terminates for good reason within one hundred eighty (180) days prior to, or within two (2) years following, a change in control of the Company, Mr. Chan will be entitled to receive a lump sum payment equal to two (2) times the Severance Payment. Mr. Chan will also be entitled to receive a lump sum payment in lieu of continuing health care in an amount equal to eighteen (18) months of continuation coverage pursuant to COBRA. In addition to the severance payments referred to above, if Busey terminates Mr. Chan’s employment other than for cause, Mr. Chan resigns for good reason, or upon Mr. Chan’s death or disability, Mr. Chan would be entitled to payment of a pro-rated annual incentive bonus through the date of termination. Any payments made to Mr. Chan in connection with a termination of employment are contingent upon Mr. Chan’s execution of an effective release of claims.
The Employment Agreement also contains customary restrictive covenants regarding confidentiality, non-competition, and non-solicitation of customers and employees of the Company, the Bank and their respective affiliates and subsidiaries as well as a clawback provision should any benefit under the Employment Agreement be subject to recapture under any policy of the Company or the Bank, or applicable statute, law, regulation or regulatory interpretation or guidance.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Relocation Bonus Agreement with Amy L. Randolph
At the request of the Company, Amy L. Randolph, the Chief Operating Officer of the Company and the Bank, has agreed to relocate from central Illinois to the Company’s headquarters in Leawood, Kansas. In connection therewith, the Company and the Bank entered into a Relocation Bonus Agreement effective September 24, 2025 (the “Relocation Bonus Agreement”) with Ms. Randolph.
The Relocation Bonus Agreement provides that Ms. Randolph will be eligible to receive a one-time relocation assistance payment (the “COO Relocation Bonus”) of $540,000. If Ms. Randolph’s employment is terminated by Busey for “cause” (as defined in the Relocation Bonus Agreement) or by Ms. Randolph other than for “good reason” (as defined in the Relocation Bonus Agreement) on or prior to the one (1) year anniversary of the payment date, then Ms. Randolph shall be required to repay fifty percent (50%) of the COO Relocation Bonus. Ms. Randolph remains subject to the terms and conditions set forth in her employment agreement.
The foregoing description of the Relocation Bonus Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Relocation Bonus Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
The following exhibits are filed herewith as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, by and among First Busey Corporation, Busey Bank and Christopher H.M. Chan, effective September 30, 2025
10.2	Relocation Bonus Agreement, by and among First Busey Corporation, Busey Bank and Amy L. Randolph, effective September 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST BUSEY CORPORATION

Date:	September 26, 2025	By:	/s/ VAN A. DUKEMAN
Van A. Dukeman
Chairman & Chief Executive Officer